Exhibit 10.3.2

FIRST AMENDMENT
TO THE
THIRD AMENDED AND RESTATED
CHANGE OF CONTROL AGREEMENT FOR
STEVE HILTON

Meritage Homes Corporation, a Maryland corporation (the “Company”), and Steven J. Hilton (“Executive”) entered into an Amended and Restated Change of Control Agreement effective as of January 1, 2010 (the “Agreement”). By execution of this Amendment, the Company now desires to amend the agreement as set forth below.
Company now desires to amend the Agreement as set forth below:
1.This First Amendment shall be effective as of January 1, 2010.
2.Section 2(ii)(y) of the Agreement is hereby amended by replacing the word “or” immediately before subpart (B) with the word “and.”
3.Pursuant to IRS Notice 2010-6, the third paragraph of Section 2 of the Agreement is hereby amended by adding the following sentence to the end thereof:
Notwithstanding anything in this Section 2 to the contrary, if the
60 day payment distribution period referred to above spans two calendar years, the Severance Payment to which you are entitled shall be paid to you in the second calendar year.
4.This First Amendment amends only provisions of the Agreement as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Agreement to the extent those provisions are inconsistent with provisions and the intent of this First Amendment.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this ______ day of _________________, 2012.
MERITAGE HOMES CORPORATION, a
Maryland Corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXECUTIVE: STEVEN J. HILTON
______________________________________